Exhibit 31.3

CERTIFICATION

I, Martin J. Driscoll, Chief Executive Officer of Javelin Pharmaceuticals, Inc., certify that:

1. I have read this Amendment No. 1 to the quarterly report on Form 10-Q/A of Javelin Pharmaceuticals, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which the statements were made, not misleading with respect to the period covered by this report.

Date: August 17, 2009

/s/ Martin J. Driscoll
Martin J. Driscoll
Chief Executive Officer